EXHIBIT 10.2

                                                    General Terms and Conditions
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                                    AGREEMENT

     THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., ("BellSouth"), a Georgia corporation, and The Other Phone Company, Inc. d/b/a Access One Communications, a Florida corporation, The Other Phone Company, Inc. d/b/a Talk America Inc., (NOT in Florida) a Florida corporation and Talk America Inc., a Pennsylvania corporation (collectively referred to as "Talk America"), and shall be deemed effective 30 days after the date of the last signature of both Parties ("Effective Date"). This Agreement may refer to either BellSouth or Talk America or both as a "Party" or "Parties".

                               W I T N E S S E T H

     WHEREAS, BellSouth is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee; and

     WHEREAS, Talk America is a CLEC authorized to provide telecommunications services in one or more of the following states: Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

     WHEREAS, Talk America wishes to resell BellSouth's telecommunications services and purchase network elements and other services, and the Parties wish to interconnect their facilities and exchange traffic pursuant to Sections 251 and 252 of the Act.

     NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and Talk America agree as follows:

     DEFINITIONS

     AFFILIATE is defined as a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or equivalent thereof) of more than 10 percent.

     COMMISSION is defined as the appropriate regulatory agency in each of BellSouth's nine-state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

     COMPETITIVE LOCAL EXCHANGE CARRIER (CLEC) means a telephone company certificated by the Commission to provide local exchange service within BellSouth's franchised area.

     END  USER  means  the  ultimate  user  of  the  Telecommunications Service.

     FCC  means  the  Federal  Communication  Commission.

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                                                    General Terms and Conditions
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     GENERAL  TERMS  AND  CONDITIONS  means  this  document including all of the terms,  provisions  and  conditions  set  forth  herein.

     TELECOMMUNICATIONS means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

     TELECOMMUNICATIONS SERVICE means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

     TELECOMMUNICATIONS ACT OF 1996 ("ACT") means Public Law 104-104 of the United States Congress effective February 8, 1996. The Act amended the Communications Act of 1934 (47 U.S.C. Section 1 et. seq.).

1.   CLEC  CERTIFICATION

1.1 Talk America has provided to BellSouth in writing the certificate number or docket number, for the docket pending certification, for all states covered by this Agreement except Kentucky.

1.2 BellSouth will file this Agreement with the appropriate commission for approval.

2.   TERM  OF  THE  AGREEMENT

2.1 The term of this Agreement shall be three years, beginning on the Effective Date and shall apply to the BellSouth territory in the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee.

2.2 The Parties agree that by no later than one hundred and eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations for a new agreement to be effective beginning on the expiration date of this Agreement ("Subsequent Agreement"). If as of the expiration of this Agreement, a Subsequent Agreement has not been executed by the Parties, then except as set forth in Section 2.3.2 below, this Agreement shall continue on a month-to-month basis while a Subsequent Agreement is being negotiated. The Parties' rights and obligations with respect to this Agreement after expiration shall be as set forth in Section 2.3 below.

2.3 If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 2.2 above, the Parties are unable to negotiate new terms, conditions and prices for a Subsequent Agreement, either Party may petition the Commission to establish appropriate terms, conditions and prices for the Subsequent Agreement pursuant to 47 U.S.C.
     252. In the event the Commission does not issue its order prior to the expiration date of this Agreement, or if the

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     Parties  continue beyond the expiration date of this Agreement to negotiate the Subsequent Agreement without Commission intervention, the terms, conditions and prices ultimately ordered by the Commission, or negotiated by the Parties, shall be retroactive to the day following the expiration date of this Agreement.

2.3.1 Except as set forth in Section 2.3.2 below, notwithstanding the foregoing, in the event that as of the date of expiration of this Agreement and conversion of this Agreement to a month-to-month term, the Parties have not entered into a Subsequent Agreement and no arbitration proceeding has been filed in accordance with Section 2.3 above, or the Parties have not mutually agreed (where permissible) to extend the arbitration window for petitioning the applicable Commission(s) for resolution of those terms upon which the Parties have not agreed, then either Party may terminate this Agreement upon sixty (60) days notice to the other Party. In the event that BellSouth terminates this Agreement as provided above, BellSouth shall continue to offer services to Talk America pursuant to the terms, conditions and rates set forth in BellSouth's then current standard interconnection agreement. In the event that BellSouth's standard interconnection agreement becomes effective as between the Parties, the Parties may continue to negotiate a Subsequent Agreement, and the terms of such Subsequent Agreement shall be retroactive to the day following the expiration date of this Agreement.

2.3.2 Notwithstanding Section 2.3 above, in the event that as of the date of expiration of this Agreement the Parties have not entered into a Subsequent Agreement and (1) no arbitration proceeding has been filed in accordance with Section 2.2 above, and (2) Talk America either is not certified as a CLEC in any particular state to which this Agreement applies or has not ordered any services under this Agreement as of the date of expiration, then this Agreement shall not continue on a month to month basis but shall be deemed terminated as of the expiration date hereof.

3.   OPERATIONAL  SUPPORT  SYSTEMS

3.1 Talk America shall pay charges for Operational Support Systems (OSS) as set forth in this Agreement in Attachment 1 and/or in Attachments 2, 3 and 5, as applicable.

4.   PARITY

4.1 When Talk America purchases, pursuant to Attachment 1 of this Agreement, telecommunications services from BellSouth for the purposes of resale to End Users, BellSouth shall provide said services so that the services are equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that BellSouth provides to its affiliates, subsidiaries and End Users. The quality of a Network Element, as well as the quality of the access to such Network Element provided by BellSouth to Talk America shall be at least equal in quality to that which BellSouth provides to itself, its affiliates or any other telecommunications carrier. The provisioning intervals for Network Elements shall

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     be  at least equal to, but no longer than, those that BellSouth provides to itself. BellSouth shall make available Network Elements to Talk America on the same terms and conditions as BellSouth provides to its affiliates, subsidiaries, End Users and any other carriers. The quality of the interconnection between the networks of BellSouth and the network of Talk America shall be at a level that is equal to that which BellSouth provides itself, a subsidiary, an Affiliate, or any other party. The interconnection facilities shall be designed to meet the same technical criteria and service standards that are used within BellSouth's network and shall extend to a consideration of service quality as perceived by BellSouth's end users and service quality as perceived by Talk America.

5.   WHITE  PAGES  LISTINGS

5.1 BellSouth shall provide Talk America and their customers access to white pages directory listings in the same manner BellSouth provides such listings to its own end users, and consistent with the following terms:

5.2 Listings. Talk America shall provide all new, changed and deleted listings on a timely basis and BellSouth or its agent will include Talk America residential and business customer listings in the appropriate White Pages (residential and business) or alphabetical directories. Directory listings will make no distinction between Talk America and BellSouth subscribers.

5.2.1 Rates. So long as Talk America provides subscriber listing information to BellSouth in accordance with Section 5.3 below, BellSouth shall provide to Talk America one (1) primary White Pages listing per Talk America subscriber at no charge other than applicable service order charges as set forth in Section A4 of the BellSouth General Subscriber Services Tariffs. These service order charges are applicable for resale services only. These service order charges are in addition to the OSS charges which are applicable for all services.

5.3 Procedures for Submitting Talk America Subscriber Information are found in The BellSouth Business Rules for Local Ordering.

5.3.1 Notwithstanding any provision(s) to the contrary, Talk America shall provide to BellSouth, and BellSouth shall accept, Talk America's Subscriber Listing Information (SLI) relating to Talk America's customers in the geographic area(s) covered by this Interconnection Agreement. Talk America authorizes BellSouth to release all such Talk America SLI provided to BellSouth by Talk America to qualifying third parties via either license agreement or BellSouth's Directory Publishers Database Service (DPDS), General Subscriber Services Tariff, Section A38.2, as the same may be amended from time to time. Such Talk America SLI shall be intermingled with BellSouth's own customer listings and listings of any other CLEC that has authorized a similar release of SLI. Where necessary, BellSouth will use good faith efforts to obtain state commission approval of any necessary modifications to Section A38.2 of its tariff to provide for release of third party directory listings, including modifications regarding listings to be released

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     pursuant  to  such tariff and BellSouth's liability thereunder. BellSouth's obligation pursuant to this Section shall not arise in any particular state until the commission of such state has approved modifications to such tariff.

5.3.2 No compensation shall be paid to Talk America for BellSouth's receipt of Talk America SLI, or for the subsequent release to third parties of such SLI. In addition, to the extent BellSouth incurs costs to modify its systems to enable the release of Talk America's SLI, or costs on an ongoing basis to administer the release of Talk America SLI, Talk America shall pay to BellSouth its proportionate share of the reasonable costs associated therewith.

5.3.3 Neither BellSouth nor any agent shall be liable for the content or accuracy of any SLI provided by Talk America under this Agreement. Talk America shall indemnify, hold harmless and defend BellSouth and its agents from and against any damages, losses, liabilities, demands claims, suits, judgments, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising from BellSouth's tariff obligations or otherwise and resulting from or arising out of any third party's claim of inaccurate Talk America listings or use of the SLI provided pursuant to this Agreement. BellSouth may forward to Talk America any complaints received by BellSouth relating to the accuracy or quality of Talk America listings.

5.3.4 Listings and subsequent updates will be released consistent with BellSouth system changes and/or update scheduling requirements.

5.4 Unlisted/Non-Published Subscribers. Talk America will be required to provide to BellSouth the names, addresses and telephone numbers of all Talk America customers that wish to be omitted from directories.

5.5 Inclusion of Talk America Customers in Directory Assistance Database. BellSouth will include and maintain Talk America subscriber listings in BellSouth's Directory Assistance databases at no recurring charge and Talk America shall provide such Directory Assistance listings at no recurring charge. Changes to subscriber listing information may be subject to non recurring charges as set forth in Section 5.2.1. BellSouth will update the Directory Assistance database with the same timeliness as for its retail end users. BellSouth and Talk America will formulate appropriate procedures regarding lead-time, timeliness, format and content of listing information.

5.6 Listing Information Confidentiality. BellSouth will accord Talk America's directory listing information the same level of confidentiality that BellSouth accords its own directory listing information, and BellSouth shall limit access to Talk America's customer proprietary confidential directory information to those BellSouth employees or agents who are involved in the preparation of listings or directories and such information shall not be used for other purposes.

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5.7  Additional  and Designer Listings. Additional and designer listings will be offered by BellSouth at tariffed rates as set forth in the General Subscriber Services Tariff.

5.7.1 Enhanced Listings. Where BellSouth offers to publish, at no charge, in its white pages directory Enhanced White Pages Listings to its retail customers, BellSouth shall publish such listings, at no charge and under the same terms and conditions, for Talk America for its end users. Where BellSouth charges its retail customers for Enhanced White Pages Listings, BellSouth shall publish such listings under the same terms and conditions to Talk America for its Customers at the applicable wholesale discount set forth in Attachment 1.

5.8 Directories. BellSouth or its agent shall make available White Pages directories and Yellow Pages directories to Talk America subscribers at no charge and in the same manner as BellSouth provides directories to its own end users or as specified in a separate BAPCO agreement.

6.   BONA  FIDE  REQUEST/NEW  BUSINESS  REQUEST  PROCESS  FOR FURTHER UNBUNDLING

6.1 BellSouth shall, upon request of Talk America, provide to Talk America access to its network elements at any technically feasible point for the provision of Talk America's telecommunications service where such access is necessary and failure to provide access would impair the ability of Talk America to provide services that it seeks to offer. Any request by Talk America for access to a network element, interconnection option, or for the provisioning of any service or product that is not already available shall be treated as a Bona Fide Request/New Business Request (BFR/NBR), and shall be submitted to BellSouth pursuant to the BFR/NBR process as described in Attachment 11 to this Agreement.

6.2 Talk America shall submit any BFR/NBR in writing to Talk America's Account Manager. The BFR/NBR shall specifically identify the requested service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. The BFR/NBR also shall include Talk America's designation of the request as being (i) pursuant to the Act or (ii) pursuant to the needs of the business.

6.3 Upon request, a service or product requested by another carrier through the BFR/NBR process shall be available pursuant to an amendment to Talk America on the same rates, terms and conditions as set forth in the other carrier's amendment for such service or product.

7.   LOCAL  DIALING  PARITY

     BellSouth shall provide local dialing parity as described in the Act and required by FCC rules, regulations and policies. Talk America End Users shall not have to dial any greater number of digits than BellSouth End Users to complete the same call. In addition, Talk America End Users shall experience at least the same service

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     quality as BellSouth End Users in terms of post-dial delay, call completion rate  and  transmission  quality.

8.   COURT  ORDERED  REQUESTS  FOR  CALL  DETAIL  RECORDS  AND  OTHER SUBSCRIBER
     INFORMATION

8.1 Subpoenas Directed to BellSouth. Where BellSouth provides resold services or local switching for Talk America, BellSouth shall respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to Talk America end users. Billing for such requests will be generated by BellSouth and directed to the law enforcement agency initiating the request. BellSouth shall maintain such information for Talk America end users for the same length of time it maintains such information for its own end users.

8.2 Subpoenas Directed to Talk America. Where BellSouth is providing to Talk America telecommunications services for resale or providing to Talk America the local switching function, then Talk America agrees that in those cases where Talk America receives subpoenas or court ordered requests regarding targeted telephone numbers belonging to Talk America end users, and where Talk America does not have the requested information, Talk America will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth for handling in accordance with 7.1 above.

8.3 In all other instances, where either Party receives a request for information involving the other Party's end user, the Party receiving the request will advise the law enforcement agency initiating the request to redirect such request to the other Party.

9.   LIABILITY  AND  INDEMNIFICATION

9.1 BellSouth Liability. BellSouth shall take financial responsibility for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible Talk America revenues.

9.2  Liability  for  Acts  or  Omissions of Third Parties. Neither BellSouth nor
     Talk America shall be liable for any act or omission of another telecommunications company providing a portion of the services provided under this Agreement.

9.3  Limitation  of  Liability.

9.3.1 With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by Talk America, any Talk America customer or by any other person or entity, for damages associated with any of the services provided by BellSouth pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and

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     subject  to  the  provisions  of  the remainder of this Part A, BellSouth's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by BellSouth, any BellSouth customer or by any other person or entity, for damages associated with any of the services provided by Talk America pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Part A, Talk America 's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by Talk America, any Talk America customer or any other person or entity resulting from the gross negligence or willful misconduct of BellSouth and claims for damages by Talk America resulting from the failure of BellSouth to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability. Likewise, claims for damages by BellSouth, any BellSouth customer or any other person or entity resulting from the gross negligence or willful misconduct of Talk America and claims for damages by BellSouth resulting from the failure of Talk America to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

9.3.2 Limitations in Tariffs. Subject to the provisions of 9.3.1, a Party may, in its sole discretion, provide in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such party would have charged that applicable person for the service, product or function that gave rise to such Loss and (ii) Consequential Damages. To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.

9.3.3 Neither BellSouth nor Talk America shall be liable for damages to the other's terminal location, POI or other company's customers' premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company's negligence or willful misconduct or by a company's failure to properly ground a local loop after disconnection.

9.3.4 Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost

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     business  or  profits,  damages  arising  from  the  use  or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

9.4 Indemnification for Certain Claims. BellSouth and Talk America providing services, their affiliates and their parent company, shall be indemnified, defended and held harmless by each other against any claim, loss or damage arising from the receiving company's use of the services provided under this Agreement pertaining to (1) claims for libel, slander, invasion of privacy or copyright infringement arising from the content of the receiving company's own communications, or (2) any claim, loss or damage claimed by the other company's customer arising from one company's use or reliance on the other company's services, actions, duties, or obligations arising out of this Agreement; provided that in the event of a claim arising under this
     Section 9.4(2), to the extent any claim, loss or damage is caused by the gross negligence or willful misconduct of the providing party, the receiving Party shall have no obligation to indemnify, defend or hold harmless the providing Party hereunder, subject to the other terms of this
     Section  9.

9.5 Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

9.6 Talk America and BellSouth will work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, or any other services related to this Agreement. The Parties fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

10.  INTELLECTUAL  PROPERTY  RIGHTS  AND  INDEMNIFICATION

10.1 No License. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. Talk America is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising of telecommunications services, of any BellSouth name, service mark or trademark. Notwithstanding the foregoing, Talk America may use BellSouth's name (1) in response to inquiries of customers or potential customers regarding the

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     source  of  the  underlying  service  or  the identity of repair or service technicians under this Agreement, and (2) Talk America may use the BellSouth name in comparative advertising so long as the reference is truthful and factual, does not relate to the source of the underlying service and does not imply any agency relationship, partnership, endorsement, sponsorship or affiliation by or with BellSouth.

10.2 Ownership of Intellectual Property. Any intellectual property which originates from or is developed by a Party shall remain the exclusive property of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

10.3 Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service in the manner contemplated under this Agreement and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 9 preceding.

10.4 Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in the reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense and sole option, but subject to the limitations of liability set forth below:

10.4.1 modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

10.4.2  obtain  a  license  sufficient  to  allow  such  use  to  continue.

10.4.3 In the event 10.4.1 or 10.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

10.5 Exception to Obligations. Neither Party's obligations under this Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or

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     equipment  (including  software)  by  the  indemnitee;  (ii)  use  by  the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor, provided the facilities or equipment (including software) would not be infringing if used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

10.6 Exclusive Remedy. The foregoing shall constitute the Parties' sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this Agreement.

10.7 Dispute Resolution. Any claim arising under this Section 10 shall be excluded from the dispute resolution procedures set forth in Section 13 and shall be brought in a court of competent jurisdiction.

11.  PROPRIETARY  AND  CONFIDENTIAL  INFORMATION

11.1 Proprietary and Confidential Information. It may be necessary for BellSouth and Talk America, each as the "Discloser," to provide to the other Party, as "Recipient," certain proprietary and confidential information (including trade secret information) including but not limited to technical, financial, marketing, staffing and business plans and information, strategic information, proposals, request for proposals, specifications, drawings, maps, prices, costs, costing methodologies, procedures, processes, business systems, software programs, techniques, customer account data, call detail records and like information. This proprietary and confidential information also includes, but is not limited to all orders for Services and Network Elements placed by either Party, and information that would constitute customer proprietary network information and recorded usage data, whether disclosed by the Discloser or otherwise acquired by the Recipient in the course of the performance of this Agreement. (This proprietary and confidential information is collectively the "Information"). All such Information conveyed in writing or other tangible form shall be clearly marked with a confidential or proprietary legend. Notwithstanding the foregoing, the Parties agree that all orders for Services and Network Elements and information that would constitute customer proprietary network information and recorded usage data is proprietary and confidential information and as such no confidential or proprietary legend is required. Information conveyed orally by the Discloser to Recipient shall be designated as proprietary and confidential at the time of such oral conveyance, shall be reduced to writing by the Discloser within forty-five (45) days thereafter, and shall be clearly marked with a confidential or proprietary legend. All information provided to Recipient by Discloser shall be treated as proprietary and confidential.

11.2 Use and Protection of Information. Recipient shall use the Information solely for the purpose(s) of performing this Agreement, and Recipient shall protect

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     Information  from  any  use, distribution or disclosure except as permitted hereunder. Recipient will use the same standard of care to protect Information as Recipient uses to protect its own similar confidential and proprietary information, but not less than a reasonable standard of care. Recipient may disclose Information solely to the Authorized Representatives of the Recipient who (a) have a substantive need to know such Information in connection with performance of the Agreement; (b) have been advised of the confidential and proprietary nature of the Information; and (c) have personally agreed in writing to protect from unauthorized disclosure all confidential and proprietary information, of whatever source, to which they have access in the course of their employment. Unless otherwise agreed, Recipient shall not permit employees or agents of Recipient with end user marketing, product development, or any other non-Discloser purpose, to have access to Information under any circumstances, and in no event shall the Information be used to create a lead or other information base for a "winback" sales program. "Authorized Representatives" are the officers, directors and employees of Recipient and its Affiliates, as well as Recipient's and its Affiliates' consultants, contractors, counsel and agents.

11.3 Exceptions. Discloser's Information does not include: (a) any information publicly disclosed by Discloser; (b) any information Discloser in writing authorizes Recipient to disclose without restriction; (c) any information already lawfully known to Recipient at the time it is disclosed by the Discloser, without an obligation to keep confidential; or (d) any information Recipient lawfully obtains from any source other than Discloser, provided that such source lawfully disclosed and/or independently developed such information. If Recipient is required to provide Information to any court or government agency pursuant to written court order, subpoena, regulation or process of law, Recipient must first provide Discloser with prompt written notice of such requirement and cooperate with Discloser to appropriately protect against or limit the scope of such disclosure. To the fullest extent permitted by law, Recipient will continue to protect as confidential and proprietary all Information disclosed in response to a written court order, subpoena, regulation or process of law.

11.4 Ownership, Copying & Return of Information. Information remains at all times the property of Discloser. Recipient may make tangible or electronic copies, notes, summaries or extracts of Information only as necessary for use as authorized herein. All such tangible or electronic copies, notes, summaries or extracts must be marked with the same confidential and proprietary notice as appears on the original. Upon Discloser's request, all or any requested portion of the Information (including, but not limited to, tangible and electronic copies, notes, summaries or extracts of any information) will be promptly returned to Discloser or destroyed according to Discloser's request, and Recipient will provide Discloser with written certification stating that such Information has been returned or destroyed.

11.5 Recipient agrees to use the Information solely for the purposes of negotiations pursuant to 47 U.S.C. 251 or in performing its obligations under this Agreement and for no other entity or purpose, except as may be otherwise agreed to in writing

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     by  the  Parties.  Nothing  herein  shall prohibit Recipient from providing information requested by the Federal Communications Commission or a state regulatory agency with jurisdiction over this matter, or to support a request for arbitration or an allegation of failure to negotiate in good faith, provided Recipient simultaneously notifies the other Party and provides the other Party with a copy of the information.

11.6 Recipient agrees not to publish or use the Information for any advertising, sales promotions, press releases, or publicity matters that refer either directly or indirectly to the Information or to the Discloser or any of its affiliated companies.

11.7 The disclosure of Information neither grants nor implies any license to the Recipient under any trademark, patent, copyright, or application which is now or may hereafter be owned by the Discloser.

11.8 Equitable Relief. Recipient acknowledges and agrees that any breach or threatened breach of this Agreement is likely to cause Discloser irreparable harm for which money damages may not be an appropriate or sufficient remedy. Recipient therefore agrees that Discloser or its Affiliates, as the case may be, are entitled to receive injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement. Such remedy is not the exclusive remedy for any breach or threatened breach of this Agreement, but is in addition to all other rights and remedies available at law or in equity.

11.9 Survival of Confidentiality Obligations. The Parties' rights and obligations under this Section 11 shall survive and continue in effect until two (2) years after the expiration or termination date of this Agreement with regard to all Information exchanged during the term of this Agreement. Thereafter, the Parties' rights and obligations hereunder survive and continue in effect with respect to any Information that is a trade secret under applicable law.

11.10  Assignments

11.10.1 Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. Such consent will not be unreasonably withheld. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate of the Party without the consent of the other Party; provided, however, that the assigning Party shall notify the other Party in writing of such assignment thirty (30) days prior to the Effective Date thereof and, provided further, if the assignee is an assignee of Talk
     America, the assignee must provide evidence of Commission CLEC certification. The Parties shall amend this Agreement to reflect such assignments and shall work cooperatively to implement any changes required due to such assignment. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment or delegation

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                                                    General Terms and Conditions
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     hereof  shall  relieve the assignor of its obligations under this Agreement in  the  event  that  the  assignee  fails  to  perform  such  obligations.

12.  ESCALATION  PROCEDURES

     Each Party hereto shall provide the other party hereto with the names and telephone numbers or pagers of their respective managers up to the Vice Presidential level for the escalation of unresolved matters relating to their performance of their duties under this Agreement. Each Party shall supplement and update such information as necessary to facilitate prompt resolution of such matters. Each Party further agrees to establish an automatic internal escalation procedure relating to unresolved disputes arising under this Agreement.

13.  RESOLUTION  OF  DISPUTES

13.1 Except as otherwise provided herein, any dispute, controversy or claim (individually and collectively, a "Dispute") arising under this Agreement shall be resolved in accordance with the procedures set forth in this Section. In the event of a Dispute between the Parties relating to this Agreement, and upon the written request of either Party, each of the Parties shall appoint within ten (10) calendar days after a Party's receipt of such request, a designated representative who has authority to settle the Dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the Dispute and negotiate in good faith in an effort to resolve such Dispute. The specific format for such discussions will be left to the discretion of the designated representatives; however, all reasonable requests for relevant information made by one Party to the other Party shall be honored. If the Parties are unable to resolve issues related to a Dispute within thirty (30) days after a Party's request is made for appointment of designated representatives as set forth above, either Party may seek relief from the appropriate state regulatory agency of any Dispute upon which the Parties hereto are unable to reach agreement or may seek such other relief to which it is entitled to under Applicable Law. Notwithstanding the foregoing, in no event shall the Parties permit the pendency of a Dispute to disrupt service to any Talk America or BellSouth End User, unless such service is damaging or interfering with customer services or network operations.

13.2 The Parties agree that this Section does not prevent either Party from seeking temporary equitable remedies, including temporary restraining orders. A request by a Party to a court or a regulatory authority for interim measures or equitable relief shall not be deemed a waiver of the obligation to comply with the Dispute Resolution provisions.

14.  TAXES

14.1 Definition. For purposes of this Section, the terms "taxes" and "fees" shall include but not limited to federal, state or local sales, use, excise, gross receipts or other

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     taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights of way, whether designated as franchise fees or otherwise) imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefore, excluding any taxes levied on income.

14.2 Taxes and Fees Imposed Directly On Either Providing Party or Purchasing Party.

14.2.1 Taxes and fees imposed on the providing Party, which are not permitted or required to be passed on by the providing Party to its customer, shall be borne and paid by the providing Party.

14.2.2 Taxes and fees imposed on the purchasing Party, which are not required to be collected and/or remitted by the providing Party, shall be borne and paid by the purchasing Party.

14.3 Taxes and Fees Imposed on Purchasing Party But Collected And Remitted By Providing Party.

14.3.1 Taxes and fees imposed on the purchasing Party shall be borne by the purchasing Party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing Party.

14.3.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

14.3.3 If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

14.3.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

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14.3.5  If  it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

14.3.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

14.3.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

14.4 Taxes  and  Fees  Imposed  on  Providing  Party But Passed On To Purchasing
     Party.

14.4.1 Taxes and fees imposed on the providing Party, which are permitted or required to be passed on by the providing Party to its customer, shall be borne by the purchasing Party.

14.4.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

14.4.3 If the purchasing Party disagrees with the providing Party's determination as to the application or basis for any such tax or fee, the Parties shall consult with respect to the imposition and billing of such tax or fee. Notwithstanding the foregoing, the providing Party shall retain ultimate responsibility for determining whether and to what extent any such taxes or fees are applicable, and the purchasing Party shall abide by such determination and pay such taxes or fees to the providing Party. The providing Party shall further retain ultimate responsibility for determining whether and how to contest the imposition of such taxes and fees; provided, however, that any such contest undertaken at the request of the purchasing Party shall be at the purchasing Party's expense.

14.4.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

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14.4.5  If  it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

14.4.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

14.4.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

14.5 Mutual Cooperation. In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out of- pocket copying and travel expenses incurred in assisting in such contest.

15.  NETWORK  MAINTENANCE  AND  MANAGEMENT

15.1 The Parties shall work cooperatively to implement this Agreement. The Parties shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government, etc.) as reasonably required to implement and perform this Agreement.

15.2 Each Party hereto shall design, maintain and operate their respective networks as necessary to ensure that the other Party hereto receives service quality which is consistent with generally accepted industry standards at least at parity with the network service quality given to itself, its Affiliates, its End Users.

15.3 Neither Party shall use any service or facility provided under this Agreement in a manner that impairs the quality of service to other telecommunications carriers' or to either Party's End Users. Each Party will provide the other Party notice of any such impairment at the earliest practicable time.

15.4 BellSouth agrees to provide Talk America prior notice consistent with applicable FCC rules and the Act of changes in the information necessary for the transmission and routing of services using BellSouth's facilities or networks, as well as other changes that affect the interoperability of those respective facilities and networks. This Agreement is not intended to limit BellSouth's ability to upgrade its network through the incorporation of new equipment, new software or otherwise so long as

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                                                    General Terms and Conditions
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     such  upgrades  are  not  inconsistent with BellSouth's obligations to Talk
     America  under  the  terms  of  this  Agreement.

16.  FORCE  MAJEURE

16.1 In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, acts of terriorism, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

17.  ADOPTION  OF  AGREEMENTS

17.1 BellSouth shall make available, pursuant to 47 USC 252 and the FCC rules and regulations regarding such availability, to Talk America any interconnection, service, or network element provided under any other agreement filed and approved pursuant to 47 USC 252 in that respective state. The Parties shall adopt all rates, terms and conditions concerning such other interconnection, service or network element and any other rates, terms and conditions that are legitimately related to or were negotiated in exchange for or in conjunction with the interconnection, service or network element being adopted. The rates, terms and conditions adopted by the Parties shall be effective as of the date the Agreement is amended. The adopted interconnection, service, or network element and agreement shall apply to the same states as such other agreement. The term of the adopted agreement or provisions shall expire on the same date as set forth in the agreement which was adopted.

18.  MODIFICATION  OF  AGREEMENT

18.1 If Talk America changes its name or makes changes to its company structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of Talk America to notify BellSouth of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

18.2 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

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                                                    General Terms and Conditions
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18.3 In  the event that any effective legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of Talk America or BellSouth to perform any material terms of this Agreement, Talk America or BellSouth may, on fifteen (15) days' written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within forty-five (45) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in this Agreement. In the event that the Parties reach agreement as to the new terms consistent with the above, the Parties agree to make the effective date of such amendment consistent with the effective date specified in the action or, if the action is silent, then as negotiated between the Parties on a case by case basis.

18.4 Notwithstanding anything to the contrary in this Agreement, this Agreement shall not be amended or modified after the expiration date hereof as set forth in Section 2 above.

19.  NON-WAIVER  OF  LEGAL  RIGHTS

19.1 Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Act and the consequences of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

20.  INDIVISIBILITY

20.1 The Parties intend that this Agreement be indivisible and nonseverable, and each of the Parties acknowledges that it has assented to all of the covenants and promises in this Agreement as a single whole and that all of such covenants and promises, taken as a whole, constitute the essence of the contract. Without limiting the generality of the foregoing, each of the Parties acknowledges that any provision by BellSouth of Collocation Space (or space pursuant to Adjacent Arrangement) under this Agreement is solely for the purpose of facilitating the provision of other services under this Agreement and that neither Party would have contracted with respect to the provisioning of Collocation Space (or space pursuant to Adjacent Arrangement) if the covenants and promises of the other Party with respect to the other services provided for under this Agreement had not been made. The Parties further acknowledge that this Agreement is intended to constitute a single transaction, that the obligations of the Parties under this Agreement are interdependent, and that payment obligations under this Agreement are intended to be recoupable against other payment obligations under this Agreement.

21.  WAIVERS

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                                                    General Terms and Conditions
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21.1 A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the performance of any and all of the provisions of this Agreement.

22.  GOVERNING  LAW

22.1 To the extent any provisions of this Agreement are subject to the jurisdiction of the FCC, applicable federal rules and regulations shall govern those provisions. To the extent any provisions of this Agreement are subject to the jurisdiction of the state Commission, applicable Commission rules and regulations shall govern those provisions. All other provisions of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

23.  ARM'S  LENGTH  NEGOTIATIONS

23.1 This Agreement was executed after arm's length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

24.  NOTICES

24.1 Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered by hand, by overnight courier or by US mail postage prepaid, address to:

          BELLSOUTH  TELECOMMUNICATIONS,  INC.

          Account  Team
          600  North  19th  Street
          Birmingham,  Alabama  35203

          and

          General  Attorney  -  COU
          Suite  4300
          675  W.  Peachtree  St.
          Atlanta,  GA  30375

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                                                    General Terms and Conditions
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          TALK  AMERICA

          Senior  Vice  President,  Operations
          12020  Sunrise  Valley  Drive
          Suite  250
          Reston,  VA  20191

          and

          General  Counsel
          6805  Route  202
          New  Hope,  PA  18938

          and

          Director,  Carrier  Relations
          12001  Science  Drive,  Suite  130
          Orlando,  FL  32826

     or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

24.2 Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

24.3 Notwithstanding the foregoing, BellSouth shall provide Talk America 45-day advance notice, to the extent that BellSouth is afforded 45 days notice from the Commission, via Internet posting of price changes, changes to the terms and conditions of services available for resale per Commission Orders. To the extent that revisions occur between the time BellSouth notifies Talk America of changes under this Agreement and the time the changes are scheduled to be implemented, BellSouth will immediately notify Talk America of such revisions consistent with its internal notification process. Talk America may not hold BellSouth responsible for any cost incurred as a result of such revisions, unless such costs are incurred as a result of BellSouth's intentional misconduct. Talk America may not utilize any notice given under this subsection concerning a service to market resold offerings of that service in advance of BellSouth. BellSouth will also post changes to business processes and policies, notices of new service offerings, and changes to service offerings not requiring an amendment to this Agreement, notices required to be posted to BellSouth's website, and any other information of general applicability to CLECs.

25.  RULE  OF  CONSTRUCTION

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                                                    General Terms and Conditions
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25.1 No rule of construction requiring interpretation against the drafting Party hereof  shall  apply  in  the  interpretation  of  this  Agreement.

26.  HEADINGS  OF  NO  FORCE  OR  EFFECT

26.1 The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

27.  MULTIPLE  COUNTERPARTS

27.1 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

28.  IMPLEMENTATION  OF  AGREEMENT

28.1 If Talk America is a facilities based provider or a facilities based and resale provider, this section shall apply. Within 60 days of the execution of this Agreement, the Parties may adopt a schedule for the implementation of the Agreement. The schedule shall state with specificity time frames for submission of including but not limited to, network design, interconnection points, collocation arrangement requests, pre-sales testing and full operational time frames for the business and residential markets.

29.  FILING  OF  AGREEMENT

29.1 Upon execution of this Agreement it shall be filed with the appropriate state regulatory agency pursuant to the requirements of Section 252 of the Act, and the Parties shall share equally any filing fees therefor. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, Talk America shall be responsible for publishing the required notice and the publication and/or notice costs shall be borne by Talk America. Notwithstanding the foregoing, this Agreement shall not be submitted for approval by the appropriate state regulatory agency unless and until such time as Talk America is duly certified as a local exchange carrier in such state, except as otherwise required by a state Commission.

30.  COMPLIANCE  WITH  APPLICABLE  LAW

30.1 Each  Party  shall  comply  at  its  own  expense  with  Applicable  Law.

31.  NECESSARY  APPROVALS

31.1 Each Party shall be responsible for obtaining and keeping in effect all approvals from, and rights granted by, governmental authorities, building and property owners, other carriers, and any other persons that may be required in connection with the performance of its obligations under this Agreement. Each Party shall reasonably cooperate with the other Party in obtaining and maintaining any

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                                                    General Terms and Conditions
                                                                         Page 23

     required  approvals  and  rights  for  which  such  Party  is  responsible.

32.  GOOD  FAITH  PERFORMANCE

32.1 Each Party shall act in good faith in its performance under this Agreement and, in each case in which a Party's consent or agreement is required or requested hereunder, such Party shall not unreasonably withhold or delay such consent or agreement.

33.  NONEXCLUSIVE  DEALINGS

33.1 This Agreement does not prevent either Party from providing or purchasing services to or from any other person nor, except as provided in Section 252(i) of the Act, does it obligate either Party to provide or purchase any services (except insofar as the Parties are obligated to provide access to Interconnection, services and Network Elements to Talk America as a requesting carrier under the Act).

34.  RATE  TRUE-UP

34.1 This section applies to Local Interconnection and/or Unbundled Network Elements and Other Services rates that are interim or expressly subject to true-up under this Agreement.

34.2 The interim prices for Network Elements and Other Services and Local Interconnection shall be subject to true-up according to the following procedures:

34.3 The interim prices shall be trued-up, either up or down, based on final prices determined either by further agreement between the Parties, or by a final order (including any appeals) of the Commission which final order meets the criteria of (3) below. The Parties shall implement the true-up by comparing the actual volumes and demand for each item, together with interim prices for each item, with the final prices determined for each item. Each Party shall keep its own records upon which the true-up can be based, and any final payment from one Party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or the Parties regarding the amount of such true-up, the Parties agree that the body having jurisdiction over the matter shall be called upon to resolve such differences, or the Parties may mutually agree to submit the matter to the Dispute Resolution process in accordance with the provisions of Section 13 of the General Terms and Conditions and Attachment 1 of this Agreement.

34.4 The Parties may continue to negotiate toward final prices, but in the event that no such Agreement is reached within nine (9) months, either Party may petition the Commission to resolve such disputes and to determine final prices for each item. Alternatively, upon mutual agreement, the Parties may submit the matter to the Dispute Resolution Process set forth in Section 13 of the General Terms and Conditions and Attachment 1 of this Agreement, so long as they file the resulting

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                                                    General Terms and Conditions
                                                                         Page 24

     Agreement with the Commission as a "negotiated Agreement" under Section 252(e) of the Act.

34.5 An effective order of the Commission that forms the basis of a true-up shall be based upon cost studies submitted by either or both Parties to the Commission and shall be binding upon BellSouth and Talk America specifically or upon all carriers generally, such as a generic cost proceeding.

35.  SURVIVAL

35.1 The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

36.  ESTABLISHMENT  OF  SERVICE

     In accordance with FCC Slamming Liability Rules, BellSouth will reestablish service with the appropriate local service provider and will assess Talk America as the CLEC initiating the alleged unauthorized change, the appropriate nonrecurring charges, as set forth in Section A4 of the General Subscriber Service Tariff.

37.  ENTIRE  AGREEMENT

37.1 This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior interconnection agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them. Any orders placed under prior agreements between the Parties shall be governed by the terms of this Agreement. Neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby.

37.2 This  Agreement  includes  Attachments  with  provisions for the following:

     Resale
     Network  Elements  and  Other  Services
     Network  Interconnection
     Collocation
     Access  to  Numbers  and  Number  Portability
     Pre-Ordering, Ordering and Provisioning, Maintenance and Repair Billing and Billing Accuracy Certification
     Rights-of-Way,  Conduits  and  Pole  Attachments
     Performance  Measurements
     BellSouth  Disaster  Recovery  Plan
     Bona  Fide  Request/New  Business  Request  Process

                                                    General Terms and Conditions
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     Talk  America  shall  be  permitted,  at its discretion, to configure these services with respect to any manner necessary to provide telephone exchange or exchange access service to Talk America End Users.

37.3 THE  FOLLOWING  SERVICES  ARE  INCLUDED  AS  OPTIONS  FOR  PURCHASE BY TALK
     AMERICA. TALK AMERICA MAY ELECT TO PURCHASE SAID SERVICES BY WRITTEN REQUEST TO ITS ACCOUNT MANAGER IF APPLICABLE:

     Optional  Daily  Usage  File  (ODUF)
     Enhanced  Optional  Daily  Usage  File  (EODUF)
     Access  Daily  Usage  File  (ADUF)
     Line  Information  Database  (LIDB)  Storage
     Centralized  Message  Distribution  Service  (CMDS)
     Calling  Name  (CNAM)
     LNP  Data  Base  Query  Service

38.  RELATIONSHIP  OF  PARTIES

     This Agreement shall not establish, be interpreted as establishing, or be used by either Party to establish, or to represent their relationship as any form of agency, partnership or joint venture. Neither Party shall have any authority to bind the other or to act as an agent for the other unless written authority, separate from this Agreement, is provided. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties. Nothing herein shall be construed as making either Party responsible or liable for the obligations and undertakings of the other Party.

39.  THIRD  PARTY  BENEFICIARIES

     This Agreement does not provide, and shall not be construed to provide, third parties with any benefit, remedy, claim, liability, reimbursement, cause of action, or other privilege.

40.  COOPERATION  ON  PREVENTING  END  USER  FRAUD

     The Parties agree to cooperate fully with one another to investigate, minimize, prevent, and take corrective action in cases of fraud.

41.  INDEPENDENT  CONTRACTORS

     Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement, and retains full control over the employment, direction, compensation and discharge of its employees assisting in the performance of such obligations. Each Party shall be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Subject to the

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                                                    General Terms and Conditions
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     limitations  on  liability  and  except  as  otherwise  provided  in  this
     Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by Applicable Law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own Affiliates, employees, agents and contractors during the performance of the Party's obligations hereunder.

42.  SUBCONTRACTING

     If any obligation is performed through a subcontractor, each Party shall remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations either Party performs through subcontractors, and each Party shall be solely responsible for payments due the Party's subcontractors. No contract, subcontract or other Agreement entered into by either Party with any third party in connection with the provision of any facilities or services provided herein, shall provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party to this Agreement with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor shall be deemed a third party beneficiary for any purposes under this Agreement. Any subcontractor who gains access to CPNI or Confidential Information covered by this Agreement shall be required by the subcontracting Party to protect such CPNI or Confidential Information to the same extent that the subcontracting Party is required to protect the same under the terms of this Agreement.

43.  CUSTOMER  INQUIRIES  AND  DISPARAGEMENT

43.1 Each Party shall refer all questions regarding the other Party's services or products directly to the other Party at a telephone number specified by that Party.

43.2 Each Party shall ensure that each of their representatives who receive inquiries regarding the other Party's services: (i) provide the numbers described in Section 43.1 to callers who inquire about the other Party's services or products, and (ii) do not in any way disparage or discriminate against the other Party or its products or services.

43.3 Neither Party shall disparage the other Party when speaking with a customer or potential customer.

44.  LABOR  RELATIONS

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                                                    General Terms and Conditions
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     Each Party shall be responsible for labor relations with its own employees.
     Each Party agrees to notify the other Party as soon as practicable whenever such Party has knowledge that a labor dispute concerning its employees is delaying or threatens to delay such Party's timely performance of its obligations under this Agreement and shall endeavor to minimize impairment of service to the other Party (by using its management personnel to perform work or by other means) in the event of a labor dispute to the extent permitted by Applicable Law.

45.  COMPLIANCE  WITH  THE  COMMUNICATIONS LAW ENFORCEMENT ACT OF 1994 ("CALEA")

     Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA to the extent applicable. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such other Party's noncompliance, and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year written below.

BELLSOUTH  TELECOMMUNICATIONS,  INC.           THE  OTHER  PHONE  COMPANY,  INC.
                                                 D/B/A ACCESS ONE COMMUNICATIONS
                                               THE  OTHER  PHONE  COMPANY,  INC.
                                                 D/B/A TALK AMERICA INC. (NOT IN
                                                 FLORIDA)
                                               TALK  AMERICA  INC.

/s/ C. W. Boltz                                /s/ Aloysius T. Lawn IV
-------------------------                      -------------------------
Signature                                      Signature

C.  W.  Boltz                                  Aloysius T. Lawn IV
-------------------------                      -------------------------
Name                                           Name

Managing  Director                             EVP-General Counsel
-------------------------                      -------------------------
Title                                          Title

5-13-02                                        5-10-02
-------------------------                      -------------------------
Date                                           Date